(NASDAQ:OSBC)		Exhibit 99.1

Contact:	James L. Eccher	For Immediate Release
	President, Chief Executive Officer	May 18, 2021
(630) 966-2435

Old Second Bancorp, Inc. Annual Stockholders Meeting

AURORA, IL, – Old Second Bancorp, Inc. (“Old Second”) (NASDAQ: OSBC), announced:

●The Annual Stockholders Meeting will be held on May 18, 2021 at 9:00am CDT.

Investors may access the presentation made at the meeting under the Investor Relations section of Old Second’s website (www.oldsecond.com).

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its main headquarters located in Aurora, Illinois.  The Company is the holding company of Old Second National Bank (the “Bank”), a national banking organization headquartered in Aurora, Illinois that provides commercial and retail banking services, as well as a full complement of trust and wealth management services.  The Company has offices located in Cook, DeKalb, DuPage, Kane, Kendall, LaSalle and Will counties in Illinois.